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                                                                    Exhibit 99.1


[Gen-Probe Logo]

CONTACT:

Michael Watts
Sr. director, investor relations and
corporate communications
858-410-8673

FOR IMMEDIATE RELEASE

          GEN-PROBE SIGNS AGREEMENT WITH ROCHE TO PURCHASE PRODUCTS FOR
                      APTIMA(R) HUMAN PAPILLOMAVIRUS ASSAY

         -- Molecular Diagnostic Test for HPV Will Leverage Gen-Probe's
Superior Technology, Strong STD Franchise and High-Throughput TIGRIS(R) System -

SAN DIEGO, CA, FEBRUARY 15, 2005 -- Gen-Probe (NASDAQ: GPRO) announced today that the Company has signed a supply and purchase agreement with F. Hoffmann-La Roche Ltd. and its affiliate Roche Molecular Systems, Inc. under which Gen-Probe will purchase products for use in molecular diagnostic assays for human papillomavirus (HPV).

Under the agreement, Roche will manufacture DNA probes for HPV, which Gen-Probe will purchase at agreed-upon transfer prices. Gen-Probe also has agreed to pay initial manufacturing fees in two installments. Gen-Probe plans to use HPV probes supplied by Roche in APTIMA(R) format HPV test kits to detect high-risk subtypes of HPV.

"Developing an HPV test is an important part of Gen-Probe's long-term strategy to enter new markets where there are important medical needs and attractive commercial opportunities," said Henry L. Nordhoff, chairman, president and chief executive officer of Gen-Probe. "A highly sensitive and specific HPV assay will fit perfectly with our strong STD franchise, and be an ideal high-volume test to expand the menu of our fully automated, high-throughput TIGRIS(R) system."

HPV is a group of viruses that includes more than 100 different subtypes. Some types infect the skin and cause warts, whereas others are sexually transmitted. Persistent infection with high-risk HPV subtypes is acknowledged as the primary cause of cervical cancer, and high-risk subtypes are found in more than 99% of cervical cancer cases. According to the U.S. Centers for Disease Control, approximately 20 million people are currently infected with HPV. At least 50% of sexually active men and women acquire HPV infection at some point in their lives. According to the American Cancer Society, an estimated 10,500 women developed invasive cervical cancer in 2004 and about 3,900 women died from the disease.

ABOUT GEN-PROBE

Gen-Probe Incorporated is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective nucleic acid tests (NATs) for diagnosing human diseases and screening donated human blood. Gen-Probe markets a broad portfolio of products that use the Company's patented technologies to detect infectious microorganisms, including those causing sexually transmitted diseases, tuberculosis, strep throat, pneumonia and fungal infections. The Company also developed and manufactures the only FDA-approved blood screening assay for the simultaneous detection of HIV-1 and HCV, which is marketed by Chiron Corporation. In addition, Gen-Probe's TIGRIS instrument is the only fully automated, high-throughput NAT system for diagnostics and blood screening. Gen-Probe has more than 20 years of NAT expertise, and its products are used daily in

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clinical laboratories and blood collection centers worldwide. Gen-Probe is headquartered in San Diego and employs approximately 900 people. For more information, go to www.gen-probe.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this press release about Gen-Probe's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan," and "would." For example, statements concerning new assay development and manufacturing, assay performance, and the potential of the HPV market are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to: (i) the risk that Roche's intellectual property may be infringed by third parties or invalidated, (ii) the risk that Roche may not manufacture DNA probes in accordance with the agreement, (iii) the risk that legal action by others may prevent Gen-Probe from entering the HPV market, (iv) the risk that Gen-Probe may not successfully develop HPV diagnostics, (v) the risk that the HPV market will not grow as expected, (vi) the risk that Gen-Probe may not enter new HPV diagnostic markets successfully or economically, and (vii) the risk that Gen-Probe may not be able to maintain its current corporate agreements, including with Roche, or enter into new ones.

For additional information about risks and uncertainties Gen-Probe faces and a discussion of the Company's financial statements and footnotes, see documents filed with the SEC, including the Report on Form 10-Q for the fiscal quarter ended September 30, 2004 and all periodic filings made with the SEC. Gen-Probe assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

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